Exhibit 10.26

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (the “Assignment”), is made this 22nd day of July, 2005, by and among DUNKIN’ DONUTS INCORPORATED, a Delaware corporation, with its principal offices at 130 Royall Street, Canton, Massachusetts 02021 (“Assignor”), and DUNKIN’ BRANDS, INC., a Delaware corporation with its principal offices at 130 Royall Street, Canton, Massachusetts 02021 (“Assignee”).

WITNESSETH

WHEREAS, Assignor is party to a lease dated October 29, 2003 by and among Assignor, as Tenant, and Canton Royall, LLC, successor in interest to LSF3 Royall Street, LLC (the “Underlying Lease”) (the Underlying Lease, together with the supplements, modifications and amendments thereto specified on Exhibit A to this Assignment, are hereinafter collectively referred to as “Lease”), relating to certain premises located at 130 Royall Street, Canton, Massachusetts 02021 (the “Premises”), as such Premises are more particularly described in the Lease;

WHEREAS, Assignor and Assignee desire that all of Assignor’s right, title and interest under the Lease be assigned to Assignee subject to the terms and conditions set forth in this agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is agreed among Assignor, Assignee and Landlord as follows:

1. Effective as of July 22, 2005 (the “Effective Date”) Assignor assigns to Assignee all right, title and interest of Assignor under the Lease.

2. Assignee shall comply with and assume all of the covenants, terms, conditions and obligations of Assignor under the Lease accruing on or after the Effective Date,

3. From and after the Effective Date, all notices, consents, requests, approvals, instructions and other communications which the Lease provides for or permits to be sent to the tenant under the Lease, shall be sent to Assignee at the address set forth in the preamble to this Assignment, in writing and delivered by registered or certified mail, first class postage prepaid, return receipt requested, and addressed to the attention of Director Corporate Real Estate,

4. The terms and conditions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors in interest, successors and assigns.

5. All exhibits referred to in this Assignment and attached hereto are and shall be incorporated in this Assignment and made a part hereof.

6. Except as amended by this Assignment, the Lease remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment to be duly executed.

Witness/Attest:		DUNKIN’ DONUTS INCORPORATED
(Assignor)

By:	/s/ Christopher Egan	By:	/s/ Marc Cote
Name:	Christopher Egan	Name:	Marc Cote
Title:	Assistant Secretary	Title:	VP Finance & Assistant Treasurer

Date Executed:	7/22/2005

Witness/Attest:		DUNKIN’ BRANDS, INC.
(Assignee)

By:	/s/ Christopher Egan	By:	/s/ Marc Cote
Name:	Christopher Egan	Name:	Marc Cote
Title:	Assistant Secretary	Title:	VP Finance & Assistant Treasurer

Dated Executed:	7/22/2005